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                                                                   Exhibit 10.22

                              English Translation

CONTRACT OF EMPLOYMENT

Between

SLS Schoeller Logistic Services GmbH
(in future: SFD Schoeller Finanz-Dienstleistungs GmbH)
Zugspitzstr. 15

82049 Pullach

referred to hereinafter as "SLS" or "company"

and

Mr. Dirk Grosgen (formerly Dirk Schulze)
Raucheneggerstr. 2
81245 Munich

referred to hereinafter as "employee"- the following agreement has been reached.

I.   Position

1) The employee is engaged in the area of Management Information
Systems/Corporate Development/ Corporate Finance

2) SLS shall be entitled to engage the employee in other comparable areas of activity.

3) The employee shall be directly responsible to the Manager of Management Information Systems/Corporate Development/Corporate Finance and shall ensure said manager is appropriately informed about all the business transactions relating to the employee's area of operation.

II.  Working hours

1) Regular working hours are 5 (five) work days with a total of 40 (forty) hours, excluding breaks. The beginning and end shall be specified by SLS in exercising its right to give instructions.

2) The employee herewith declares his willingness to effect overtime and to work in excess of regular hours, including work and travel on Saturdays, Sundays and public holidays.

III. Payment

1) In remuneration of his employment, the employee shall receive a gross annual salary of DM 110,000 (in words: one hundred and ten thousand Deutschmarks) which shall be paid out in twelve equal installments at the end of each month.
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2) Dependent on successful results, the employee shall receive an initial annual bonus of DM 20,000, the requirements for which shall be specified separately each year for the following business year.

3) All and any overtime and work in excess of regular hours including extra payment for Sundays and public holidays shall be deemed fully recompensed with the payment of the above specified salary.

IV.  Other employer benefits

1) The company shall provide the employee with an appropriate company car for the length of his employment with the company(e.g. BMW 325 - year old vehicle). Running and maintenance costs shall be borne by the company. The company car may be used under ordinary circumstances for private purposes; in this case, the costs of fuel shall be borne by the employee. In terms of the money's worth advantage of said vehicle, the respective provisions under fiscal law and the company directives shall be applicable. The employee herewith undertakes to return the vehicle at any time at the first request of the company. Any right of retention is herewith explicitly ruled out.

2) After the expiry of the trial period, SLS shall also grant the employee capital accumulation benefits of DM 78.- gross per month in addition to his salary specified in II.

3) Likewise in addition to the salary specified in II, the employee shall receive a holiday allowance of DM 33.- ross for each day of vacation.

V.   Expenses

In the event of travel initiated and approved by the company, the employee shall be reimbursed for travel costs of which evidence is presented pursuant to the respectively valid company directives and the respective directives under fiscal law.

VI.  Sickness

1) In the event of sickness not caused by negligence on the part of the employee, which impedes him carrying out his assignments, the employee shall be entitled to the continued payment of his salary for a maximum of six weeks.

2) The employee shall notify the company immediately of any prevention to his working capacity or any working disability and the likely duration thereof. Upon questioning, the reasons for said prevention or incapacity shall be given. If the illness lasts for three days or longer, the employee shall provide the company on the third day at the latest with a medical certificate on his condition, giving details of the beginning and probable duration of the working incapacity. Should said incapacity last longer than specified in the medical certificate, the employee undertakes to provide another medical certificate within three days.

3) Should the working incapacity be caused by a third party, the employee herewith assigns all claims against this third party for compensation of damages or other remunerative payments to SLS, to the amount of the continued salary payments effected by SLS.
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VII.  Vacation

1) The employee shall be entitled to an annual 30 work day holiday. Work days are all days of the week except for Saturdays and Sundays and public holidays at the registered seat of business of the company.

2) Vacation shall be applied for in advance in good time with the employee's superior or with management and accordingly approved.

3) In planning and commencing vacation, corporate priorities are to be given appropriate consideration. Any overall company vacation is to be offset against the employee's annual vacation.

VIII. Side-line operations

The employee herewith undertakes to supply SLS with his full working capacity. Side-line activities for which payment is effected or which are detrimental to work for the company as well as any involvement or participation in other undertakings shall require the previous written consent of the management of SLS.

IX.   Confidentiality agreement and return of documentation

1) The employee herewith undertakes, in particular after termination of his employment with the company, to maintain secrecy regarding all confidential matters and business secrets of the company with which he becomes familiar during his employment with the company(in particular procedures, data, know-how, marketing plans, business plans, unpublished financial statements, licences, prices, costs and staff, customer and supplier lists) and shall neither make them known to third parties nor make use of them for his own benefit or the benefit of third parties.

2) The employee shall treat and keep with care all items and documents belonging to SLS i.e. made available to him by SLS, so that unauthorised access by third parties is rendered impossible.

3) Upon leaving the company, the employee shall return to the company, without being requested to do so and whilst still in the employment of the company, all items in his possession belonging to the company, as well as all documents relating to the operations of the company and/or confidential information as defined in the above paragraph (1), in particular all notes, memoranda, records, drawings, minutes, reports, files, samples, books, plans and such like (as well as copies or other reproductions thereof and all his own records including hard and software ) ("items/documents"). The employee herewith acknowledges that all documents are solely the property of the company. The employee retains no right of retention in respect of the said items/ documents.

X.    Pirating prohibition

The employee herewith undertakes not to pirate off any other applicant from the company either during employment with the company or after termination thereof or to induce them to terminate their employment with the company.
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XI.   Industrial property rights

1) The employee herewith assigns to the company the unrestricted right to exploit and utilise in terms of time, premises and content any working insights which can be protected by copyright or such that can be protected by industrial property rights that have been produced by the employee during his employment with the company in the course of his working assignments laid down by contract. The transfer of the right to utilise and exploit covers the permission to process said insights and the granting of licences to third parties. The employee explicitly renounces all rights to the working insights to which he might be entitled as author, in particular the right to be nominated and the right to make said insights accessible to the public. The transfer of the right to utilisation and exploitation and the above specified waiver shall be deemed fully compensated by the salary specified under the above section III (1).

2) At the request of SLS, the employee shall be supportive to the company in its acquisition of copyrights and other industrial property rights relating to the working insights of the employee, even in other countries. To this end, the employee shall complete and deliver all applications, declarations of assignment and other declarations required by law and shall sign all documents which are required or requested by the company, in order to transfer in full the rights to the working insights to the company and to enable the company, the successors thereof and assignees to secure the full exclusive utilisation thereof and the advantages of the working insights and to exploit them. For the period of his employment with the company, the employee shall receive no further payment for the fulfilment of this duty to be involved than the reimbursement of costs which he incurs as a result of the requests of the company. As long as the employee meets his duties of involvement after termination of employment with the company, an appropriate daily rate shall be paid to him and all costs reimbursed that have been incurred as a result of the requirements of the company.

3) The Employed Inventors' Act shall apply in respect to employee inventions.

XII.  Commencement and termination of term of contract

1) The employment contract commences on the 01.07.1997 or earlier as far as this is possible. The first six (6) months are deemed to be a trial period.

2) For both parties, the period of notice to terminate the contract is twelve weeks to the end of a calendar half-year. Any legal prolongation of the period of notice for the company shall likewise apply to the notice of termination given by the employee.

3) The right to give exceptional notice of termination shall not be affected hereby.

4) Prior to the beginning of the employment, regular notice of termination shall be excluded. Should the employee nevertheless give notice to terminate or fail to appear in good time to commence employment, he shall incur a contractual penalty of one month's salary.
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5) In the event the employee gives notice to terminate employment, the company shall be entitled to release the employee from further activity for the company until termination of said employment.

XIII. Various

1) The employment contract is subject to German law.

2) This contract replaces all previous agreements including any verbal arrangements that might have been made.

3) Alterations and additions to this contract including this clause as well as the notice of termination of this contract shall require the written form to be operative.

4) Should any provision of this Contract be or become invalid, this shall not affect the validity of the remaining provisions. In lieu of the invalid provision, an appropriate provision shall apply which is in context with the intended business purpose of the invalid regulation

XIV.  Place of performance

The place of performance for employment and all duties derived therefore shall be the registered seat of business of the company in Pullach, Munich.

Pullach, 26.3.1997                          Munich, 10.4.1997



Signed: /s/ Dr. Frank Tofflinger   /s/ Schoener

SLS Schoeller Logistic services GmbH        /s/ Dirk Schulze
(in future:
SFD Schoeller Finanz-Dienstleistungs GmbH)


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                              Agreement of Change

     to the contract of employment between Schoeller Finanzberatungs- und Dienstleistung GmbH (formerly SLS GmbH) and Mr. Dirk Grosgen of 26/03/1997 and to the agreement of change of 03/08/1998

The aforesaid contract of employment is hereby amended in the following items with effect from 1/7/1999:

1.   Item III. Remuneration

(1)
As remuneration for his work, the employee shall receive a gross annual salary of DM 125,000 (In words: One hundred and twenty five thousand Deutschmarks) payable in 12 equal installments on the last day of each month.

(2)
The employee shall receive a variable, annual bonus of a maximum of DM 40,000 gross (In words: Forty thousand Deutschmarks), which is made up each to the half by targets agreed in advance for the business year and by the achievement of the planned operating result of the IFCO Europe sub-group. A separate agreement regulates the details.

All other provisions in the aforesaid contract of employment continue in force unaltered.

Munich, 23 July 1999


(Signature) /s/ Joerg Augustin                     /s/ Dirk Grosgen
IFCO International Food Container                  Dirk Grosgen
Organisation GmbH